Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2022, with respect to our audits of the financial statements of HeartBeam, Inc. as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021.

/s/ Friedman LLP

East Hanover, New Jersey
July 12, 2022